EXHIBIT 3.3 TO FORM 10-QSB


                                      NOTE

         (1) FOR VALUE RECEIVED, the undersigned PHY.MED., INC. EMPLOYEE STOCK OWNERSHIP PLAN ("Maker"), hereby promises to pay to the order of Patrick A. Luckett ("Payee"), at c/o John Dee Evans, Hoge, Evans & Holmes, L.C., 17772 Preston Road, First Floor, Dallas, Texas 75252, in lawful money of the United States of America, the principal sum of EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($800,000.00), together with interest on the outstanding principal balance from day to day remaining as herein specified, as follows:

         (2) The principal and interest of this Note shall be due and payable pursuant to the amortization schedule set forth on Exhibit "A", beginning on November 1, 1993, and monthly installments shall be due and payable on the same day of each month thereafter with a final payment being due and payable on December 1, 2000, at which time all remaining principal and interest shall be paid.

         (3) The outstanding principal balance hereof shall bear interest at TEN PERCENT (10%) per annum compounded monthly. All past due principal and interest shall bear interest at the rate of ten percent (10%) per annum, compounded semi-annually.

         (4) Maker shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof, any such partial prepayments to be applied first to accrued and unpaid interest due as of the date of such partial prepayment and any remaining amount to the outstanding principal hereof.

         (5) Notwithstanding anything herein to the contrary, this Note shall be without recourse against the Maker, except as permitted by applicable law with respect to a loan to a leveraged employee stock ownership plan (as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended). Payee shall not have any right to assets of Maker other than (i) the Collateral [as such term is defined in the Security (Pledge) Agreement executed coincident herewith (the "Security (Pledge) Agreement")], (ii) contributions (other than contributions of employer securities) that are made by or on behalf of PHY.MED., INC. (the "Employer") to enable Maker to meet its obligations hereunder ("Contributions"), and (iii) earnings attributable to the Collateral and the investment of such Contributions. Notwithstanding anything herein to the contrary, the amount of payments to be made hereunder shall not exceed (a) the sum of all cash Contributions theretofore received by Maker from the Employer to meet the obligations hereunder and earnings attributable to the investment of such Contributions less (b) all payments of principal and interest theretofore made by or on behalf of Maker hereon in prior years.

         (6) The failure of Maker to make a payment in accordance with the provisions of paragraphs (2) or (3) of this Note shall constitute an event of default ("Event of Default") under this Note (notwithstanding the limitations of the last sentence of paragraph (5) of this Note, but will not result in the acceleration of payments not yet due hereunder; provided, however, that an Event of Default shall not occur hereunder until a payment required under this Note is past-due by more than

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



fifteen (15) days after written notice of such default by Payee to Maker. If an Event of Default occurs, the rights and remedies of Payee or any other holder or transferee of this Note shall be limited to those provided in the Security (Pledge) Agreement, and in no event can any recovery as a result of an Event of Default exceed the dollar amount of such default.

         (7) Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearances or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required, permitted, collected, or received by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid, in full, any remaining excess shall forthwith be paid to Maker. Maximum Rate as used herein shall mean the maximum rate permitted by applicable law.

         (8) This Note has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas, and Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly or severally waive the right to be sued hereon elsewhere. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Note; and venue in any such dispute shall be laid in the county or judicial district of Payee's principal place of business. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         (9) Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration or intent to accelerate, diligence in collection, and grace, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this Note or to grant any other indulgences or forbearances whatsoever, without notice or to any other party and without in any way affecting the personal liability of any party hereunder.


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



         EXECUTED AND EFFECTIVE this ______ day of September, 1993.


                                              PHY.MED., INC. EMPLOYEE STOCK
                                              OWNERSHIP PLAN


                                              By:   /s/ George C. Barker
                                                  ----------------------------
                                                     GEORGE C. BARKER, Trustee















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



                                   EXHIBIT "A"

                              AMORTIZATION SCHEDULE

Payment No.                Payment Date                                Payment
-----------                ------------                                -------

         1                 11-01-93                                   $10,000.00
         2                 12-01-93                                    10,000.00
         3                 01-01-94                                    10,000.00
         4                 02-01-94                                    10,000.00
         5                 03-01-94                                    10,000.00
         6                 04-01-94                                    10,000.00
         7                 05-01-94                                    10,000.00
         8                 06-01-94                                    10,000.00
         9                 07-01-94                                    10,000.00
         10                08-01-94                                    10,000.00
         11                09-01-94                                    10,000.00
         12                10-01-94                                    50,000.00
         13                11-01-94                                    10,000.00
         14                12-01-94                                    10,000.00
         15                01-01-95                                    10,000.00
         16                02-01-95                                    10,000.00
         17                03-01-95                                    10,000.00
         18                04-01-95                                    10,000.00
         19                05-01-95                                    10,000.00
         20                06-01-95                                    10,000.00
         21                07-01-95                                    10,000.00
         22                08-01-95                                    10,000.00
         23                09-01-95                                    10,000.00
         24                10-01-95                                    50,000.00
         25                11-01-95                                    10,000.00
         26                12-01-95                                    10,000.00
         27                01-01-96                                    10,000.00
         28                02-01-96                                    10,000.00
         29                03-01-96                                    10,000.00
         30                04-01-96                                    10,000.00
         31                05-01-96                                    10,000.00
         32                06-01-96                                    10,000.00
         33                07-01-96                                    10,000.00
         34                08-01-96                                    10,000.00
         35                09-01-96                                    10,000.00
         36                10-01-96                                    50,000.00
         37                11-01-96                                    10,000.00
         38                12-01-96                                    10,000.00

Payment No.                Payment Date                                Payment
-----------                ------------                                -------

         39                01-01-97                                   $10,000.00
         40                02-01-97                                    10,000.00
         41                03-01-97                                    10,000.00
         42                04-01-97                                    10,000.00
         43                05-01-97                                    10,000.00
         44                06-01-97                                    10,000.00
         45                07-01-97                                    10,000.00
         46                08-01-97                                    10,000.00
         47                09-01-97                                    10,000.00
         48                10-01-97                                    50,000.00
         49                11-01-97                                    10,000.00
         50                12-01-97                                    10,000.00
         51                01-01-98                                    10,000.00
         52                02-01-98                                    10,000.00
         53                03-01-98                                    10,000.00
         54                04-01-98                                    10,000.00
         55                05-01-98                                    10,000.00
         56                06-01-98                                    10,000.00
         57                07-01-98                                    10,000.00
         58                08-01-98                                    10,000.00
         59                09-01-98                                    10,000.00
         60                10-01-98                                    50,000.00
         61                11-01-98                                    10,000.00
         62                12-01-98                                    10,000.00
         63                01-01-98                                    10,000.00
         64                02-01-98                                    10,000.00
         65                03-01-98                                    10,000.00
         66                04-01-99                                    10,000.00
         67                05-01-99                                    10,000.00
         68                06-01-99                                    10,000.00
         69                07-01-99                                    10,000.00
         70                08-01-99                                    10,000.00
         71                09-01-99                                    10,000.00
         72                10-01-99                                    50,000.00
         73                11-01-99                                    10,000.00
         74                12-01-99                                    10,000.00
         75                01-01-00                                    10,000.00
         76                02-01-00                                    10,000.00
         77                03-01-00                                    10,000.00
         78                04-01-00                                    10,000.00
         79                05-01-00                                    10,000.00
         80                06-01-00                                    10,000.00
         81                07-01-00                                    10,000.00

Payment No.                Payment Date                                 Payment
-----------                ------------                                 -------

         82                08-01-00                                    10,000.00
         83                09-01-00                                    10,000.00
         84                10-01-00                                    50,000.00
         85                11-01-00                                    10,000.00
         86                12-01-00                                     1,924.54



















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